EXHIBIT 23.3
CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
INDEPENDENT PETROLEUM ENGINEERS
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our estimates of reserves included in Toreador Resources Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ William M. Kazman
LAROCHE PETROLEUM CONSULTANTS, LTD.
Dallas, Texas
May 14, 2008